UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2010

The Navigators Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-15886	13-3138397
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 International Drive, Rye Brook, New York	10573
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 934-8999

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 11, 2010, the board of directors (the “Board”) of The Navigators Group, Inc. (the “Company”) appointed Robert V. Mendelsohn as an independent member of the Board, effective immediately. Mr. Mendelsohn most recently served as Worldwide Group Chief Executive of Royal & Sun Alliance Insurance Group, PLC (RSA) from 1997 — 2002. Mr. Mendelsohn has also been actively involved in a number of civic and industry organizations in several capacities.

Mr. Mendelsohn has been appointed to the Corporate Governance & Nominating Committee and the Risk & Underwriting Advisory Committee of the Board.

A copy of the Company’s press release, dated August 11, 2010, announcing Mr. Mendelsohn’s election is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated August 11, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NAVIGATORS GROUP, INC.
By:	/s/ Bruce J. Byrnes
	Name:	Bruce J. Byrnes
	Title:	Senior Vice President, General Counsel and Secretary

Date: August 12, 2010

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press Release dated August 11, 2010.